EXHIBIT 10(iii)(v)

NOTICE OF ELIGIBILITY

Overseas Shipholding Group, Inc.
666 Third Avenue
New York, New York 10017

James Edelson

c/o Overseas Shipholding Group, Inc.

666 Third Avenue

New York, New York 10017

Dear Mr. Edelson:

Reference is hereby made to the Overseas Shipholding Group, Inc. Severance Protection Plan, effective as January 1, 2006, as amended and restated effective as of December 31, 2008 (the “Plan”). Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.

The purpose of this Notice of Eligibility is to inform you that effective as of December 31, 2008, subject to the terms of the Plan, you are hereby eligible to participate in the Plan as a Tier A Executive. This Notice of Eligibility shall supersede and replace any prior Notice of Eligibility provided to you.

Sincerely,

Overseas Shipholding Group, Inc.

By:	/s/Robert E. Johnston
Name:	Robert E. Johnston
Title:	Senior Vice President

ACKNOWLEDGEMENT AND AGREEMENT:

In consideration of participation in the Plan as an Eligible Executive, the undersigned hereby acknowledges and agrees to be bound by the restrictive covenants and agreements set forth in Section 7 of the Plan, including, without limitation, the injunctive provisions of Section 7(b).

/s/James I. Edelson
James Edelson
Date: December 22, 2008